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                                                                    EXHIBIT (21)
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                          SUPERVALU INC. SUBSIDIARIES
                               as of May 1, 1995
 (All are Subsidiary Corporations 100% Owned Directly or Indirectly, Except as Noted)

                                                                                      PERCENTAGE OF VOTING
                                                             JURISDICTION              SECURITIES OWNED BY
                                                           OF ORGANIZATION              IMMEDIATE PARENT
                                                  ----------------------------------  ---------------------
SUPERVALU INC.
 Cub Foods of Appleton, Inc.                      Wisconsin                                            100%
 Cub Foods of Green Bay, Inc.                     Wisconsin                                            100%
 Cub Foods of Milwaukee, Inc.                     Wisconsin                                            100%
 DFLP, Inc.                                       Minnesota                                            100%
 D2LP, Inc.                                       Minnesota                                            100%
 Diamond Lake 1994 L.L.C.                         Delaware Limited Liability Company                    25%
 J. M. Jones Equipment Company                    Delaware                                             100%
 Jackson Markets, Inc.                            Mississippi                                          100%
 Max Club, Inc.                                   Minnesota                                            100%
 NC&T Supermarkets, Inc.                          Ohio                                                 100%
 Nevada Bond Investment Corp. I                   Nevada                                               100%
 NAFTA Industries Consolidated, Inc.              Texas                                                 51%
   NAFTA Industries, Ltd.                         Texas Limited Partnership                             51%
 Planmark, Inc.                                   Minnesota                                            100%
 Planmark Architecture of Oregon, P.C.            Oregon                                               100%
 Preferred Products, Inc.                         Minnesota                                            100%
 Risk Planners Agency of Ohio, Inc.               Ohio                                                 100%
 Risk Planners, Inc.                              Minnesota                                            100%
   Risk Planners of Montana, Inc.                 Montana                                              100%
   Risk Planners of Illinois, Inc.                Illinois                                             100%
 Risk Planners of Mississippi, Inc.               Mississippi                                          100%
 Risk Planners of Pennsylvania, Inc.              Pennsylvania                                         100%
 S & C Supermarkets, Inc.                         Wisconsin                                            100%
 Sweet Life Foods, Inc.                           Missouri                                             100%
   Market Development Corporation                 Connecticut                                          100%
   Springfield Sugar & Products Company           Delaware                                             100%
     First Colonial Trading Corporation           Massachusetts                                        100%
     Hamlet Trading Corporation                   Massachusetts                                        100%
     Sweet Life Products Corporation              New York                                              75%
 SUPERVALU Pharmacies, Inc.                       Minnesota                                            100%
 Supervalu Transportation, Inc.                   Minnesota                                            100%
 SUVACO Insurance International, Ltd.             Islands of Bermuda                                   100%
 Twin Valu Stores, Inc.                           Minnesota                                            100%
 Valu Ventures, Inc.                              Minnesota                                            100%
 Valu Ventures 2, Inc.                            Minnesota                                            100%
 Valu Ventures-Albert Lea, Inc.                   Minnesota                                            100%
 Valu Ventures-Duluth, Inc.                       Minnesota                                            100%
 Western Dairy Distributors, Inc.                 Colorado                                             100%

   SUPERMARKET OPERATORS OF AMERICA INC.          Delaware                                             100%
      Advantage Logistics, Inc.                   Alabama                                              100%
      Clyde Evans Markets, Inc.                   Ohio                                                 100%
      Hyper Shoppes, Inc.                         Ohio                                                 100%
         Hyper Shoppes (Colorado), Inc.           Colorado                                             100%
          Hyper Real Estate (Colorado), Inc.      Colorado                                             100%
         HS Real Estate Company, Inc.             Delaware                                             100%
         Hyper Shoppes (Ohio), Inc.               Ohio                                                 100%
          HSO, Inc.                               Ohio                                                 100%
          bigg's (KY), Inc.                       Delaware                                             100%
          BFO, Inc.                               Ohio                                                 100%
      Scott's Food Stores, Inc.                   Indiana                                              100%
         SV Ventures*                             Indiana General Partnership                           50%
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                                                                                      PERCENTAGE OF VOTING
                                                             JURISDICTION              SECURITIES OWNED BY
                                                           OF ORGANIZATION              IMMEDIATE PARENT
                                                  ----------------------------------  ---------------------
      SUPERVALU HOLDINGS, INC.                    Missouri                                             100%
      (f/k/a Wetterau Incorporated)
         Airway Redevelopment Corporation         Missouri                                             100%
         Augsburger's, Inc.                       Indiana                                              100%
         Glenn-Wohlberg & Company                 Missouri                                             100%
         Hazelwood Farms Bakeries, Inc.           Missouri                                             100%
         John Alden Industries, Inc.              Rhode Island                                         100%
         Livonia Holding Company, Inc.            Michigan                                             100%
           Foodland Distributors                  Michigan General Partnership                          50%
         Mohr Developers, Inc.                    Missouri                                             100%
         Mohr Distributors of Litchfield, Inc.    llinois                                              100%
         Save Mart Foods, Inc.                    Missouri                                             100%
           Treasure Enterprises, Inc.             Missouri                                             100%
         Shop 'N Save Warehouse Foods, Inc.       Missouri                                             100%
           Wincom Systems, Incorporated           Missouri                                             100%
         SV Ventures*                             Indiana General Partnership                           50%
         Trans Continental Leasing, Ltd.          Missouri                                             100%
         Ultra Foods, Inc.                        New Jersey                                           100%
         USCP-WESCO, Inc.                         California                                           100%
         WC&V Supermarkets, Inc.                  Vermont                                              100%
         Wetterau Finance Co.                     Missouri                                             100%
         Wetterau Insurance Co. Ltd.              Bermuda                                              100%
         Wettersub/SSI Holdings, Inc.             Missouri                                             100%
           Save and Pack, Inc.                    Delaware                                             100%
         Wetterau Transportation, Inc.            Missouri                                             100%

         SUPERVALU OPERATIONS, INC.               Rhode Island                                         100%
         (f/k/a Wetterau N.E. Inc.)
            Ellsworth Foods, Inc.                 Maine                                                100%
            Glendale Foods, Inc.                  Pennsylvania                                         100%
            M & C Foods, Inc.                     Pennsylvania                                         100%
            Maryland Special Realty Corp.         Maryland                                             100%
            Moran Foods, Inc.                     Missouri                                             100%
               Lot 18 Redevelopment
               Corporation                        Missouri                                             100%
            Pets, Crafts & Things Inc.            Pennsylvania                                         100%
            Total Insurance Marketing
               Enterprises, Inc.                  Pennsylvania                                         100%
            Verona Road Associates, Inc.          Pennsylvania                                         100%
            West Kittanning Foods, Inc.           Pennsylvania                                        56.8%
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   * SV Ventures is a general partnership between SUPERVALU Holdings, Inc. and
Scott's Food Stores, Inc. each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America, Inc.

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